UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

451 Creamery Way,

Exton, Pennsylvania, 19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

______________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS - This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to management’s good faith expectations and beliefs, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the period ended June 30, 2015.

ITEM 5.02 ELECTION OF DIRECTOR

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 11, 2015, upon receipt of the recommendation of the nominating/governance committee, the board of directors unanimously elected Derek Glanvill as a director of the Company, to fill a vacancy on the board.  Mr. Glanvill has been designated as a Class 2 director, and will have a term expiring at the 2016 annual shareholder meeting.  Mr. Glanvill was formerly President and Chief Operating Officer of McCarthy Holdings, Inc., a large commercial construction company headquartered in St. Louis, MO, from 2007 until his retirement in 2015.  In his position as President and COO of a large commercial construction company, Mr. Glanvill has extensive experience in managing a large commercial organization, experience in the construction industry, and expertise in analyzing and using financial statements of a large commercial organization. Mr. Glanvill is also a director of Mestek, Inc., the company’s former parent corporation.  Mr. Glanvill will serve as a member of both the audit committee and the nominating/governance committee.

There is no agreement or understanding between Mr. Glanvill and any other person pursuant to which Mr. Glanvill was elected as a director.  Mr. Glanvill has also entered into an indemnification agreement with the company, under which the company has agreed to indemnify Mr. Glanvill against any claims or assertions arising out of his actions as a director of the company.  The indemnity agreement is in the same form as disclosed by the company in its Registration Statement on Form 10-12G filed with the Securities and Exchange Commission on June 22, 2005.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC.
(Registrant)

Date: September 15, 2015	By: /s/ Paul J. Kane
Paul J. Kane
Vice President – Finance
(Chief Financial Officer)